Exhibit 99

Form 4 – Joint Filer Information

Name:	Frost Gamma Investments Trust

Address:	4400 Biscayne Boulevard
15th Floor
Miami, Florida 33137

Designated Filer:   Phillip Frost, M.D.

Issuer and Ticker Symbol:   Modigene Inc. (MODG.OB)

Date of Event Requiring Statement:   March 3, 2009
Signature:

  /s/ Phillip Frost, M.D.
Phillip Frost, M.D., Trustee